Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) dated as of March 17, 2016, is made by and among RHINO ENERGY LLC, a Delaware limited liability company (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated July 29, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated April 18, 2013, as amended by that certain Second Amendment and Consent to Amended and Restated Credit Agreement dated March 19, 2014, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated April 28, 2015 (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower wishes to amend the definition of Change of Control to permit Royal Energy Resources, Inc. to purchase the general partner membership interests of the General Partner, make certain changes to certain covenants, modify the definition of the Expiration Date, reduce the Revolving Credit Commitments, terminate the Swing Loan facility, and make other modifications as set forth below.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.             Definitions.  Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement:

2.             Amendment to Credit Agreement

(a)           Defined Terms - New.  Section 1.1 of the Credit Agreement shall be amended by adding the following new definitions thereto in appropriate alphabetical order:

“Cash Collateralize shall mean the cash deposited in accordance with this Agreement with the Administrative Agent, for the benefit of the applicable Issuing Lender, as collateral for any Obligations arising under any Letter of Credit.”

“Excess Cash shall mean any unrestricted cash or cash equivalents of the Borrower and the other Loan Parties in excess of $2,500,000, in the aggregate, at any time.”

“Fourth Amendment Effective Date shall mean March 17, 2016.”

“Royal shall mean Royal Energy Resources, Inc.”

“Royal Equity Contribution shall mean the $2,000,000 cash equity contribution to be made by Royal to the Borrower on or before the Fourth Amendment Effective Date.”

(b)           Defined Terms - Amended.  The following definitions contained in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

“Change of Control shall mean the occurrence of any one or more of the following events:  (i) Royal shall fail to own, directly or indirectly, at least 51% of the membership interests in the General Partner, (ii) the General Partner shall cease to own and control, of record and beneficially, 100% of the general partner interests in the MLP, or (iii) the MLP shall cease to own, directly or indirectly, 100% of the membership interests of the Borrower.”

“Consolidated Total Indebtedness shall mean the Indebtedness of the MLP and its consolidated Subsidiaries determined and consolidated in accordance with GAAP plus the face amount of any outstanding Letters of Credit.  It is specifically agreed that Consolidated Total Indebtedness shall not include any obligations of the MLP and its consolidated Subsidiaries with respect to surety bonds entered into in the ordinary course of business; provided that if any such obligations become due and payable and are not paid within fifteen (15) Business Days of the due date therefor, such obligations shall be included in Consolidated Total Indebtedness.”

“Expiration Date shall mean, with respect to the Revolving Credit Commitments, July 29, 2016.”

“Liquidity Event shall mean (i) the issuance of any equity by any Loan Party or its Subsidiaries on or after the Fourth Amendment Effective Date (other than the Royal Equity Contribution), or (ii) the disposition of any assets pursuant to Section 8.2.7(vi) of this Agreement on or after the Fourth Amendment Effective Date.”

“Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit (or, with respect to any Letters of Credit with an expiration date that extends beyond the Expiration Date, the Cash Collateralization of such Letter of Credit).”

“Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.12 [Swing Loan Commitment] hereof, which Commitments shall be reduced as of the Fourth Amendment Effective Date to $0.”

(c)           Permitted Liens.  Clause (ix) of the definition of Permitted Liens contained in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

“(ix)                        Purchase Money Security Interests and capital leases, provided that (A) the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capital leases shall not exceed $20,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)) and (B) such Purchase Money Security Interests and capital leases were entered into prior to February 25, 2016.”

(d)           Commitment Reduction.  Pursuant to Section 2.12 of the Credit Agreement, the Borrower is irrevocably reducing the Revolving Credit Commitments to $80,000,000 as of the Fourth Amendment Effective Date.

(e)           Revolving Credit Loan Requests; Swing Loan Requests.  Section 2.5 of the Credit Agreement shall be amended and restated in its entirety as follows:

“2.5                        Revolving Credit Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 noon, the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or with respect to Existing LIBOR Loans, the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the (A) proposed Borrowing Date, (B) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which amounts shall be not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches for each Borrowing Tranche under the Base Rate Option, and (C) confirmation that the Loan Parties are in compliance with Section 8.2.15 [Excess Cash Balances], and upon the Administrative Agent’s request, detailed calculations and evidence of such compliance, in form and substance satisfactory to the Administrative Agent.”

(f)            Making Swing Loans.  No additional Swing Loans will be made under the Agreement and Section 2.6.3 of the Credit Agreement shall be amended and restated as follows:

“2.6.3                     [Intentionally Omitted]”

(g)           Issuance of Letters of Credit.  Clause (B) of Section 2.9.1 of the Credit Agreement shall be amended and restated as follows:

“(B) in no event expire later than ten (10) Business Days prior to  the Expiration Date unless such Letter of Credit scheduled to expire after the Expiration Date is Cash Collateralized in accordance with Section 2.9.11 [Cash Collateral Prior to the Expiration Date];”

(h)           Letter of Credit Sublimit.  The phrase “$50,000,000” contained in Clause (i) of Section 2.9.1 of the Credit Agreement shall be amended to state “$30,000,000, which amount shall be further reduced on a dollar for dollar basis in connection with the expiration or reduction of any Letters of Credit pursuant to Section 2.12(ii) of this Agreement”.

(i)            Cash Collateral Prior to the Expiration Date.  Section 2.9 of the Credit Agreement shall be amended to add the following Section 2.9.11 to the end thereof:

“2.9.11                   Cash Collateral Prior to the Expiration Date.  If any Letter of Credit has an expiration date which is after the Expiration Date or will have an expiration date beyond the Expiration Date based upon an automatic renewal, then the Borrower shall, on or before the date that is the earlier of (i) with respect to any Letter of Credit subject to automatic renewal and which the Loan Parties desire the Letter of Credit to remain outstanding beyond the Expiration Date, (sixty) 60 calendar days plus five (5) Business Days prior to such Letter of Credit’s expiration date, or (ii) ten (10) calendar days prior to the Expiration Date, deposit and pledge Cash Collateral for each such Letter of Credit in an amount equal to 105% of the face value of such outstanding Letter of Credit plus the amount of fees that would be due under such Letter of Credit through the expiry date of such Letter of Credit.  Such Cash Collateral shall be deposited pursuant to documentation reasonably satisfactory to the Administrative Agent and such Issuing Lender and the Borrower and shall be maintained in blocked deposit accounts at such Issuing Lender.  The Borrower hereby grants to the applicable Issuing Lender a security interest in all Cash Collateral pledged to such Issuing Lender pursuant to this Section or otherwise under this Agreement.  The Cash Collateral related to a particular Letter of Credit shall be released by the applicable Issuing Lender upon termination or expiration of such Letter of Credit and the reimbursement by the Loan Parties of all amounts drawn thereon and the payment in full of all fees accrued thereon through the date of such expiration or termination.  After the Expiration Date, the Borrower shall pay any and all fees associated with any such Letter of Credit with an expiration date that extends beyond the Expiration Date directly to the applicable Issuing Lender.”

(j)            Reduction of Revolving Credit Commitment.  The first paragraph of Section 2.12 of the Credit Agreement shall be amended and restated as follows:

“2.12                      Reduction of Revolving Credit Commitment.  Upon the occurrence of (i) a Liquidity Event the cash from such net proceeds shall further reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments on a dollar for dollar basis until such time as the Revolving Credit Commitments have been reduced in their entirety, or (ii) the expiration of a Letter of

Credit that has not been extended or renewed, or an undrawn reduction in the face amount of a Letter of Credit, shall further reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments by an amount equal to the face value of such Letter of Credit or the reduction of such Letter of Credit, as applicable, on a dollar for dollar basis until such time as the Revolving Credit Commitments have been reduced in their entirety; provided further that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to (1) cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated, and (2) maintain pro forma compliance with Section 8.2.18 [Minimum Liquidity] of its Agreement.  As used in this section, the term “net proceeds” shall mean the gross proceeds from such Liquidity Event less any accompanying cash sales costs incurred, such as legal, engineering, etc.”

(k)           Revolving Credit LIBOR Rate Option.  Section 4.1.1(ii) of the Credit Agreement shall be amended and restated as follows:

“(ii)                         Revolving Credit LIBOR Rate Option.  The Loans shall bear interest at the Base Rate Option only and no Loans shall bear interest at the LIBOR Rate Option unless such Loans (i) were subject to the LIBOR Rate Option as of February 25, 2016, and (ii) have Interest Periods of one month (the “Existing LIBOR Loans”).  Such Existing LIBOR Loans may continue to bear interest at the LIBOR Rate Option until their current monthly Interest Period expires, at which time such Existing LIBOR Loans shall convert to Loans that bear interest at the Base Rate Option.  All other Loans subject to the LIBOR Rate Option shall immediately convert to the Base Rate on the Closing Date and the Borrower shall be responsible for any and all applicable fees and costs associated with such conversion pursuant to Section 5.10 [Indemnity] of the Agreement.  The Existing LIBOR Loans shall bear interest at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus 4.50% until such time as they convert to Base Rate Loans;”

(l)            Renewals.  Section 4.2.2 of the Credit Agreement shall be amended and restated as follows:

“4.2.2                     Renewals.  All renewals of Loans, including Existing LIBOR Loans, shall be at the Base Rate Option in accordance with Section 4.1.1.(ii). [Revolving Credit LIBOR Rate Options];”

(m)          Selection of Interest Rate Options.  Section 4.5 of the Credit Agreement shall be amended and restated as follows:

“4.5                        Selection of Interest Rate Options.  In accordance with Section 4.1.1.(ii) [Revolving Credit LIBOR Rate Options], the Base Rate Option shall be the only Interest Rate Option applicable to the Loans upon any renewal, conversion or issuance of new Loans;”

(n)           Mandatory Prepayments.  Section 5.7 of the Credit Agreement shall be amended and restated as follows:

“5.7                        Mandatory Prepayments.  If on any Business Day the Borrower or any Loan Party have any Excess Cash on such date, then the Borrower shall prepay the Loans on or before the third Business Day following such date in an amount equal to such Excess Cash.”

(o)           “Compliance with Laws.  Section 8.1.9 of the Credit Agreement is hereby amended and restated as follows:

“8.1.9                     Compliance with Laws.  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.”

(p)           Anti-Terrorism Laws.  Section 8.1.13 of the Credit Agreement is hereby amended and restated as follows:

“8.1.13                   Anti-Terrorism Laws; International Trade Law Compliance.  (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with  all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance.”

(q)           Indebtedness.  Section 8.2.1(viii) of the Credit Agreement shall be amended and restated as follows:

“(viii)                      other unsecured Indebtedness of the Loan Parties entered into before February 25, 2016, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.”

(r)            Loans and Investments.  Section 8.2.4 of the Credit Agreement shall be amended and restated to (1) delete the “;” at the end of clause (iii) and replace it with “; and”, (2) delete the “;” at the end of clause (iv) and replace it with “.”, and to delete clauses (v) and (vi) of Section 8.2.4.

(s)            Dividends and Related Distributions.  Section 8.2.5 of the Credit Agreement shall be amended and restated as follows:

“8.2.5                     Dividends and Related Distributions.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except:

(i)            dividends or other distributions payable to another Loan Party (other than the MLP); and

(ii)           dividends or other distributions payable by the Borrower to the MLP in such amounts as required to pay the general and administrative costs and expenses of the MLP incurred in connection with the operation of its business including, without limitation, amounts payable to the General Partner pursuant to the terms of the Partnership Agreement that do not constitute distributions on the general partner interest or limited partner interests in the MLP held by the General Partner.”

(t)            Disposition of Assets or Subsidiaries.  Clause (iv) of Section 8.2.7 of the Credit Agreement shall be amended and restated as follows:

“(iv)                        any sale, conveyance, assignment, lease, abandonment or other transfer or disposal of assets in the ordinary course of business in an aggregate amount not to exceed $2,500,000 per fiscal year, which assets are replaced by substitute assets of a similar nature and type within thirty (30) days of such sale, transfer, or lease of assets; or.”

(u)           Affiliate Transactions.  Section 8.2.8 of the Credit Agreement shall be amended and restated as follows:

“8.2.8                     Affiliate Transactions.  Neither the Borrower, nor any of the Loan Parties, shall or shall permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate who is not a Loan Party or an Excluded Subsidiary (including purchasing property or services from or selling property or services to any Affiliate or other Person), unless such transaction is not otherwise prohibited by this Agreement, is entered into upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law, except:

(i)            reimbursement of the General Partner and its Affiliates for general and administrative costs and expenses of the MLP or General Partner or its Affiliates incurred in connection with the operation of the MLP’s business, and

(ii)           any dividend, distribution, or redemption permitted by Section 8.2.5 [Dividends and Related Distributions].”

(v)           Excess Cash Balances.  Section 8.2.15 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.15                   Excess Cash Balances.  The Borrower may not borrow any Loans to the extent that (a) the Borrower and the Loan Parties have any Excess Cash at such time, or (b) any such Loan would trigger a mandatory prepayment pursuant to Section 5.7 [Mandatory Prepayments] of this Agreement.”

(w)          Maximum Leverage Ratio.  Section 8.2.17 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.17                   Maximum Leverage Ratio.  The Loan Parties shall not permit the Leverage Ratio, calculated as of the end of the most recent month, on a trailing twelve month basis, to exceed 6.75 to 1.00.  Notwithstanding the foregoing, the Leverage Ratio shall be reduced by 0.50 to 1.00 for every $10,000,000 of net cash proceeds, in the aggregate, received by the Loan Parties after the date of the Fourth Amendment from a Liquidity Event; provided, however, that in no event shall the maximum permitted Leverage Ratio be reduced below 3.00 to 1.00.”

(x)         Minimum Liquidity.  Section 8.2.18 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.18                   Minimum Liquidity.  The Loan Parties shall not permit the Liquidity, calculated as of the end of the most recent month, to be less than or equal to $5,000,000.”

(y)           Minimum Consolidated EBITDA.  Section 8.2.21 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.2.21                   Minimum Consolidated EBITDA.  The Loan Parties shall not permit their Consolidated EBITDA, calculated as of the end of the most recent month, on a trailing twelve month basis, to be less than $8,000,000.”

(z)           Maximum Capital Expenditures.  Section 8.2 of the Credit Agreement shall be amended to add the following new Section 8.2.22 to the end thereof:

“8.2.22                   Maximum Capital Expenditures.  The Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments on account of Capital Expenditures that would cause the aggregate amount of such payments made, calculated as of end of the most recent month, on a trailing twelve month basis, to exceed $15,000,000 for such twelve-month period.”

(aa)         Monthly Financial Statements.  Section 8.3.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“8.3.1                     Monthly Financial Statements.  As soon as available and in any event within twenty (20) calendar days after the end of each calendar month, unaudited financial statements of  the MLP and its consolidated Subsidiaries, consisting of a consolidated and consolidating balance sheet as of the end of such month and related consolidated and consolidating statements of income, retained earnings, and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower or, if the Borrower so elects, of the General Partner as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.”

(bb)         Annual Financial Statements.  Section 8.3.2 of the Credit Agreement shall be amended and restated in its entirety as follows:

(i)            “8.3.2                     Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the MLP, (i) financial statements of the MLP and its consolidated Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, retained earnings, and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent or (ii) the 10-K of the MLP with respect to such fiscal year.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents; provided, however, that with respect to the audited financial statements for the 2015 fiscal year, it will not be a default of this section if such certificate or report of such accountants contains a qualification with respect to the Expiration Date being less than one year from the end of such fiscal year.” (cc)      Certificate of the Borrower.  The phrase “[Quarterly Financial Statement]” contained Section 8.3.3 and of the Credit Agreement shall be amended to state “[Monthly Financial Statement]”.

(dd)         Budgets, Forecasts, Other Reports and Information.  Section 8.3.7 of the Credit Agreement to (1) delete the “and” at the end of clause (iv), (2) replace the “.” at the end of clause (v) with “; and”, and (3) add the following new clause (vi) to the end of such section:

“(vi)        deliver weekly rolling thirteen week cash flow forecasts to the Administrative Agent on each Tuesday (or, in the even that such Tuesday is not a Business Day, on the first Business Day following such Tuesday) for the preceding week, in form and substance satisfactory to the Administrative Agent (the form of which previously delivered by the Borrower to the Administrative Agent is acknowledged to be acceptable).  Additionally, the Administrative Agent may, in its sole discretion, require that the Borrower hire, at its expense, a third party restructuring financial advisor that is satisfactory to the Administrative Agent for the purpose of, among other things, providing cash flow forecasts.”

(ee)         Schedules.  The following schedules to the Credit Agreement shall be replaced by the applicable schedules attached to this Amendment:

Schedule 1.1(A) — Pricing Grid

Schedule 1.1 (B) — Commitments of Lenders and Addresses for Notices

(ff)          Exhibits.  The following exhibits to the Credit Agreement shall be replaced by the applicable exhibits attached to this Amendment:

Exhibit 2.5.1 — Loan Request

Exhibit 8.3.3 — Quarterly Compliance Certificate

3.             Conditions Precedent.  The Borrower acknowledges and agrees that this Amendment and the Administrative Agent and Lenders’ consent set forth in this Amendment are subject to the following conditions precedent as determined by the Administrative Agent to its satisfaction:

(a)           Execution and Delivery of Amendment.  The Borrower, the Loan Parties, the Administrative Agent, and the Required Lenders shall have executed and delivered this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Lenders and the Administrative Agent.

(b)           Acquisition.  Evidence satisfactory to the Administrative Agent that Royal has, substantially contemporaneously on the Fourth Amendment Effective Date, acquired all of Wexford’s membership interests in the General Partner and 9,455,252 subordinated membership units of the MLP.

(c)           Equity Contribution.  Evidence satisfactory to the Administrative Agent that the Royal Equity Contribution has occurred.

(d)           Officer’s Certificate.  The representations and warranties of the Loan Parties contained in Section 6 of the Credit Agreement, as amended by the modifications and additional representations and warranties of this Amendment, and in each of the other Loan Documents shall be true and accurate on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of the Borrower dated the date hereof and signed by the Chief Executive Officer, President, or Chief Financial Officer of the Borrower to each such effect.

(e)           Secretary’s Certificate.  There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i)            all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

(ii)           the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii)          copies of its organizational documents, including its certificate of incorporation and bylaws, certificate of limited partnership and limited partnership agreement or limited liability company certificate and operating agreement, as the case may be, as in effect on the date hereof and certified by the appropriate state official where such document is filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Loan Party), together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in the state of its formation and the state of its principal place of business.

(f)            No Defaults under Other Obligations.  No default under any note, credit agreement or other document relating to existing Indebtedness of any of the Loan Parties shall occur as a result of this Amendment.

(g)           No Actions or Proceedings.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents.

(h)           Financial Projections.  There shall have been delivered to the Administrative Agent for the benefit of each Lender copies of the financial projections of the Borrower and its Subsidiaries, including a balance sheet, income statement, statement of cash flows and assumptions used to prepare such projections, for the 2016 fiscal year, which shall all be satisfactory to the Administrative Agent.

(i)            Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents, including but limited to all documentation and information required by the regulatory authorities under applicable “know your customer”, anti-money laundering, and Patriot Act rules and regulations with respect to Royal and the Loan Parties, shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.

(j)            Payment of Fees.  The Borrowers shall have paid to the Administrative Agent for itself and for the account of the applicable Lenders (a) all fees as required hereunder, including a fee to each Lender that consented to this Amendment in writing on or before 12:00 p.m. (Eastern time), March 17, 2016, equal to twenty-five (25) basis points of such Lender’s Revolving Credit Commitment as of the date hereof, after giving effect to the Revolving Credit Commitment reduction, and (b) all other fees, costs and expenses payable to the Administrative Agent, including but not limited to the fees and expenses of the Administrative Agent’s legal counsel.

4.             Representations and Warranties.  By its execution and delivery of this Amendment to Administrative Agent, Borrower, and each of the other Loan Parties represents and warrants to Administrative Agent and Lenders as follows:

(a)           Authorization, Etc.  Each Loan Party has duly authorized, executed, and delivered this Amendment.

(b)           Material Adverse Change.  After giving effect to this Amendment, no Material Adverse Change shall have occurred with respect to Borrower or any of the other Loan Parties since the Closing Date of the Credit Agreement.

(c)           Litigation.  After giving effect to this Amendment, there are no actions, suits, investigations, litigation, or governmental proceedings pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(d)           Loan Documents.  The representations and warranties set forth in the Credit Agreement and the Loan Documents shall be true and correct on and as of the date of this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties that relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Event of Default shall exist and be continuing under the Credit Agreement or under any Loan Document as of the date of this Amendment.

5.             Covenants.  By its execution and delivery of this Amendment to Administrative Agent, Borrower, and each of the other Loan Parties covenants to deliver, at its expense, to the Administrative Agent and the Lenders, an updated appraisal of the Loan Parties’ coal reserves.  Such appraisal shall: (i) be delivered within sixty (60) days of the Fourth Amendment Effective Date, (ii) be prepared John T. Boyd (or such other consultant satisfactory to the Administrative Agent), and (iii) be in form and substance satisfactory to the Administrative Agent.

6.             Miscellaneous.

(a)           Full Force and Effect.  Nothing contained herein shall operate to release the Borrower, any other Loan Party, or any other person or persons from their liability to keep and perform the provisions, conditions, obligations, and agreements contained in the Credit Agreement or the other Loan Documents, except as expressly herein modified, and the Borrower and each other Loan Party hereby reaffirms that each and every provision, condition, obligation, and agreement in the Credit Agreement and the other Loan Documents shall continue in full force and effect, except as expressly herein modified.  The Borrower and each other Loan Party acknowledge that there are no agreements to make any further amendments or modifications of the Credit Agreement and the Loan Documents, including, but not limited to, any agreement to further extend the Expiration Date, nor are the Administrative Agent and the Lenders under any obligation to make any further amendments or modifications to the Credit Agreement and the Loan Documents other than those changes expressly set forth in this Amendment.  This Amendment shall not constitute or be construed as a waiver of any Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default by Borrower under any of the Loan Documents or any of the Administrative Agent’s or the Lenders’ rights and remedies with respect thereto.  The validity, priority and perfection of all security interests and other liens granted or created by the Loan Documents is hereby acknowledged and confirmed, and the Loan Documents shall continue to secure the Loans, as amended by this Amendment, without any change, loss or impairment of the priority of such security interests or other liens.

(b)     Release of Administrative Agent and Lenders.  The Borrower and each of the other Loan Parties hereby fully and unconditionally release and forever discharge the Administrative Agent and the Lenders, their employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (the “Released Parties”) of and from any and all claims, liabilities, demands, obligations, damages, losses, actions and causes of action whatsoever which the Borrower or any of the other Loan Parties may now have or claim to have against the Released Parties as of the date hereof, whether presently known or unknown and of any nature and extent whatsoever, including, without limitation, on account of or in any way affecting, concerning or arising out of or founded upon this Amendment, the Credit Agreement, or any of the Loan Documents, including but not limited to all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to and including the date hereof, including but not limited to, the administration or enforcement of the Obligations, the Loan or any of the Loan

Documents.  The obligations of the Borrower and the other Loan Parties under the Loan Documents and the Credit Agreement, as amended by this Amendment, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

(i)            any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, as amended by this Amendment, the Loan Documents or any document relating to or evidencing any of the Lender’s liens or applicable law, including, without limitation, any waiver, consent, extension, indulgence or other action or inaction in respect thereof; or

(ii)           any other act or thing or omission or delay to do any other act or thing which could operate to or as a discharge of the Borrower or any other Loan Party as a matter of law, other than payment in full of all Obligations, including but not limited to all obligations under the Loan Documents and the Credit Agreement, as amended by this Amendment.

(c)           Counterparts.  This Amendment may be signed in counterparts (by facsimile transmission or otherwise), but all of which together shall constitute one and the same instrument.

(d)           Incorporation into Credit Agreement.  This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default, and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(e)           Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(f)            No Novation.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Borrower, the other Loan Parties, each Lender, and Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

BORROWER:

RHINO ENERGY LLC, a Delaware limited liability company

By:	/s/ Richard A. Boone	(SEAL)
Name:	Richard A. Boone
Title:	Executive Vice President and CFO

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS:

BUCK COAL, INC.
CAM AIRCRAFT LLC
CAM-BB LLC
CAM COAL TRADING LLC
CAM-COLORADO LLC
CAM-KENTUCKY REAL ESTATE LLC
CAM MINING LLC
CAM-OHIO REAL ESTATE LLC
CASTLE VALLEY MINING LLC
CLINTON STONE LLC
HOPEDALE MINING LLC
LEESVILLE LAND, LLC
MCCLANE CANYON MINING LLC
PENNYRILE ENERGY LLC
RAM PROCESSING, INC.
RHINO COALFIELD SERVICES LLC
RHINO EXPLORATION LLC
RHINO NORTHERN HOLDINGS LLC
RHINO OILFIELD SERVICES LLC
RHINO RECLAMATION SERVICES LLC
RHINO SERVICES LLC
RHINO TECHNOLOGIES LLC
RHINO TRUCKING LLC
SANDS HILL MINING LLC
SPRINGDALE LAND, LLC
TAYLORVILLE MINING LLC
THE ELK HORN COAL COMPANY, LLC
THE ELK HORN CORPORATION
TRIAD ROOF SUPPORT SYSTEMS LLC

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	Executive Vice President and CFO of each Guarantor listed above on behalf of each such Guarantor

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RHINO RESOURCE PARTNERS LP

By:	Rhino GP LLC, its general partner

By:	/s/ Richard A. Boone
Name:	Richard A. Boone
Title:	Executive Vice President and CFO

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Senior Vice President

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

MUFG UNION BANK, N.A.

By:	/s/ John W. Kopcha
Name:	John W. Kopcha
Title:	Managing Director

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

RAYMOND JAMES BANK, N.A.

By:	/s/ H. Fred Coble, Jr.
Name:	H. Fred Coble, Jr.
Title:	Senior Vice President

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By:	/s/ Bruce G. Shearer
Name:	Bruce G. Shearer
Title:	Senior Vice President

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Stephanie Micua
Name:	Stephanie Micua
Title:	Senior Vice President

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIFTH THIRD BANK

By:
Name:
Title:

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Leslie P. Vowell
Name:	Leslie P. Vowell
Title:	Attorney-in-Fact

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

[SIGNATURE PAGE — FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK

By:	/s/ Mark A. Woleslagle
Name:	Mark A. Woleslagle
Title:	Corporate Banking Associate, AVP

SCHEDULE 1.1(A)

PRICING GRID

Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread
1.00%	5.00%	3.50%

SCHEDULE 1.1(B)

Commitments of Lenders and Addresses for Notices

Lender		Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:	PNC Bank, National Association	$12,000,000.00	15.000000000%
Address:	101 West Washington Street
5th Floor, East Tower (Locator I1-Y013-05-3)
Indianapolis, Indiana 46255
Attention:	Christopher B. Gribble, Senior Vice President
Telephone:	(317) 267-7874
Telecopy:	(317) 267-7088
Email:	Christopher.Gribble@pnc.com

Name:	Union Bank, N.A.	$12,000,000.00	15.000000000%
Address:	445 South Figueroa Street - 15th Floor
Los Angeles, California 90071
Attention:	Bryan Read, Vice President
Telephone:	(213) 236-4128
Telecopy:	(213) 236-4096
Email:	bryan.read@uboc.com

Name:	Raymond James Bank, N.A.	$9,333,333.33	11.666666667%
Address:	710 Carillon Parkway
St. Petersburg, Florida 33716
Attention:	H. Fred Coble, Jr., Senior Vice President
Telephone:	(727) 567-1585
Telecopy:	(866) 205-1396
Email:	fred.coble@raymondjames.com

Name:	The Huntington National Bank	$9,333,333.33	11.666666667%
Address:	41 South High Street
Columbus, Ohio 43215
Attention:	Chad Lowe, Vice President
Telephone:	(614) 480-5810
Telecopy:	(877) 274-8593
Email:	chad.lowe@huntington.com

Name:	Wells Fargo Bank, National Association	$9,333,333.33	11.666666667%
Address:	201 S. Jefferson Street, 2nd Floor
Roanoke, Virginia 24011
Attention:	Jonathan R. Richardson, Vice President
Telephone:	(540) 563-7691
Telecopy:	(540) 563-6320
Email:	jonathan.richardson@wachovia.com

Lender		Amount of Commitment for Revolving Credit Loans	Ratable Share
Name:	Fifth Third Bank	$9,333,333.33	11.666666667%
Address:	250 West Main Street - Suite 300
Lexington, Kentucky 40507
Attention:	Mary-Alicha Weldon, Vice President
Telephone:	(859) 455-5404
Telecopy:	(859) 455-5414
Email:	mary-alicha.weldon@53.com

Name:	Royal Bank of Canada	$9,333,333.33	11.666666667%
Address:	Williams Tower - 39th Floor 2800
Post Oak Boulevard
Houston, Texas 77056
Attention:	Don McKinnerney
Telephone:	(713) 403-5607
Telecopy:	(713) 403-5624
Email:	don.mckinnerney@rbccm.com

Name:	Branch Banking and Trust Company	$5,333,333.35	6.666666667%
Address:	200 West Second Street, 16th Floor
Winston-Salem, North Carolina 27101
Attention:	Troy Weaver
Telephone:	(336) 733-2735
Telecopy:	(336) 733-2740
Email:	TRWeaver@bbandt.com

Name:	First Commonwealth Bank	$4,000,000.00	5.000000000%
Address:	Frick Building - Suite 1600
437 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:	Stephen J. Orban, Senior Vice President
Telephone:	(412) 690-2212
Telecopy:	(412) 690-2206
Email:	sorban@fcbanking.com

TOTAL		$80,000,000.00	100%

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

AGENT

Name:	PNC Bank, National Association
Address:	101 West Washington Street
5th Floor, East Tower (Locator I1-Y013-05-3)
Indianapolis, Indiana 46255
Attention:	Christopher B. Gribble
Telephone:	(317) 267-7874
Telecopy:	(317) 267-7088
Email:	Christopher.Gribble@pnc.com

ALL LOAN PARTIES:

Name:	c/o Rhino Energy LLC
Address:	424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Richard A. Boone, CFO
Telephone:	(859) 389-6500
Telecopy:	(859) 389-6588
Email:	rboone@rhinolp.com

with a copy to:

Address:	424 Lewis Hargett Circle, Suite 250
Lexington, KY 40503
Attention:	Whitney Kegley, General Counsel
Telephone:	(859) 519-3607
Telecopy:	(859) 389-6588
Email:	wkegley@rhinolp.com